Exhibit 10.1

ATEA PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(Effective June 15, 2023)

Non-employee members of the board of directors (the “Board”) of Atea Pharmaceuticals, Inc. (the “Company”) shall receive cash and equity compensation as set forth in this Non- Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any subsidiary of the Company (each, a “Non-Employee Director”) who is entitled to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. As of the effective date stated above (the “Effective Date”), the terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors.

I.
CASH COMPENSATION

A.
Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.

B.
Additional Annual Retainers. In addition, each Non-Employee Director shall receive the following annual retainers:

1.
Chairman of the Board or Lead Independent Director. A Non- Employee Director serving as Chairman of the Board or Lead Independent Director shall receive an additional annual retainer of $25,000 for such service.

2.
Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Audit Committee shall receive an additional annual retainer of $10,000 for such service.

3.
Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of

$15,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Compensation Committee shall receive an additional annual retainer of

$7,500 for such service.

4.
Nominating and Corporate Governance Committee. A Non- Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non- Employee Director serving as a member other than the Chairperson of the Nominating and

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Corporate Governance Committee shall receive an additional annual retainer of $5,000 for such service.

5.
Strategy and Public Policy Committee. A Non-Employee Director serving as Chairperson of the Strategy and Public Policy Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Strategy and Public Policy Committee shall receive an additional annual retainer of $10,000 for such service.

C.
Payment of Retainers. The retainers described in Sections I(A) and (B) shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section I(B), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

II.
EQUITY COMPENSATION

Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to award agreements, including attached exhibits, in substantially the form previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan and the applicable award agreement.

A.
Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall receive on the date of such initial election or appointment an option to purchase the lesser of (1) 187,000 shares of the Company’s common stock or (2) the largest whole number of shares of the Company’s common stock that results in such option having a Black-Scholes Value (as defined below) not exceeding $674,500. The awards described in this Section II(A) shall be referred to as “Initial Awards.” No Non- Employee Director shall be granted more than one Initial Award.

B.
Subsequent Awards. A Non-Employee Director who (i) has been serving as a Non-Employee Director on the Board for at least six months as of the date of any annual meeting of the Company’s stockholders after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall receive on the date of such annual meeting (1) an option to purchase the lesser of (a) 46,750 shares of the Company’s common stock or (b) the largest number of whole shares of the Company’s common stock that results in such option having a Black-Scholes Value not exceeding $168,625 and (2) a number of restricted stock units equal to the lesser of (a) 33,150 shares of the Company’s common stock or

(b) the quotient obtained by dividing $168,625 by the Reference Price. The awards described in this Section II(B) shall be referred to as “Subsequent Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an annual meeting of the

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Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive any Subsequent Award on the date of such meeting as well.

For purposes of this Section II, “Black-Scholes Value” means the per share fair value of the Initial Award or Subsequent Award, as applicable, determined as of the applicable date of grant of such Initial Award or Subsequent Award using the Black-Scholes or other option pricing model that the Company most recently applied when valuing grants of options with service- based vesting conditions for purposes of preparing its (audited or unaudited) consolidated financial statements that have been filed with the Securities Exchange Commission (“Financial Statements”) and using as inputs into such model (i) the Reference Price and (ii) such other assumptions as determined by the Company’s principal accounting officer on or before such date of grant. “Reference Price” means the closing price of one (1) share of the Company’s common stock on the date of grant.

C.
Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section II(A) above, but to the extent that they are otherwise entitled, will receive, after termination of employment with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section II(B) above.

D.
Terms of Awards Granted to Non-Employee Directors

1.
Exercise Price. The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value of a share of the Company’s common stock on the date the option is granted.

2.
Vesting. Each Initial Award shall vest and become exercisable in thirty-six (36) substantially equal monthly installments following the date of grant, such that the Initial Award shall be fully vested on the third anniversary of the date of grant, subject to the Non-Employee Director continuing in service as a Non-Employee Director through each such vesting date. Each Subsequent Award that is a stock option shall vest and become exercisable in twelve substantially equal monthly installments following the date of grant, such that the Subsequent Award shall be fully vested on the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board as a Non-Employee Director through each such vesting date. Each Subsequent Award that is a restricted stock unit award shall vest in a single installment on the earlier of (i) the date of the next annual meeting of the Company’s stockholders occurring after the date of grant or (ii) the first anniversary of the date of grant, in each case, subject to the Non-Employee Director continuing in service on the Board as a Non-Employee Director through the applicable vesting date. Unless the Board otherwise determines, any portion of an Initial Award or Subsequent Award which is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board as a Non-Employee Director shall be immediately forfeited upon such termination of service and shall not thereafter become vested and exercisable. All of a Non-Employee Director’s outstanding Initial Awards and Subsequent Awards shall vest in full immediately prior to the

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occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

3.
Term. The maximum term of each stock option granted to a Non- Employee Director hereunder shall be ten (10) years from the date the option is granted.

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